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                              ARTHUR ANDERSEN LLP





                                                                    Exhibit 23.3

                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1999 (except with respect to the matters discussed in Notes 8 and 27, for which the date is November 19, 1999) on PerkinElmer, Inc.'s financial statements for the year ended January 3, 1999, included in its Report on Form 8-K, dated
November 23, 1999, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP




Boston, Massachusetts
November 23, 1999